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                                                                     Exhibit 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                              CELANESE CORPORATION

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

                                    ARTICLE I

     SECTION 1.1. NAME. The name of the  Corporation  (the  "CORPORATION")  is:
Celanese Corporation.


                                   ARTICLE II

     SECTION 2.1. ADDRESS. The registered office in the State of Delaware is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

                                   ARTICLE III

     SECTION 3.1. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

     SECTION 4.1. CAPITALIZATION. The total number of shares of stock that the Corporation is authorized to issue is 10,000,000 shares, consisting of (i) 5,000,000 shares of Common Stock, par value $0.01 per share ("COMMON STOCK") and
(ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share ("PREFERRED STOCK").

     SECTION 4.2. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     SECTION 4.3. COMMON STOCK. (a) DIVIDENDS. Subject to applicable law and rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of


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stock having preference over the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

     (b) VOTING RIGHTS. Each holder of record of Common Stock shall have one vote for each share of Common Stock that is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

     (c) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     (d) PREEMPTIVE RIGHTS. Holders of the Common Stock shall not have preemptive rights.


                                    ARTICLE V

     SECTION 5.1. BY-LAWS. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, amend, alter and repeal the By-laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal Sections 2.02, 2.03, 3.02, 3.03, 3.04 or 3.05 of the By-laws or to adopt any provision inconsistent therewith.

                                   ARTICLE VI

     SECTION 6.1. BOOKS AND RECORDS. The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the By-laws of the Corporation.


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                                   ARTICLE VII

     SECTION 7.1. BOARD OF DIRECTORS: COMPOSITION. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders following 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     SECTION 7.2. BOARD OF DIRECTORS: VACANCIES. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except to the extent otherwise provided by the Amended and Restated Shareholders' Agreement, dated as of November 1, 2004, as amended from time to time, among Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd., Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and BA Capital Investors Sidecar Fund, L.P. (the "SHAREHOLDERS' AGREEMENT"), in which case the terms of the Shareholders' Agreement shall govern the filling of any such newly created director position or vacancy. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     SECTION 7.3. BOARD OF DIRECTORS: REMOVAL OF DIRECTORS. Unless otherwise provided in the Shareholders' Agreement, any or all of the directors (other than the directors elected by the holders of any class or classes of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all shares of the

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Corporation entitled to vote generally in the election of directors, voting as a single class; PROVIDED HOWEVER, if at any time Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and their respective affiliates no longer are the beneficial owners, in the aggregate, of at least 50.1% in voting power of all shares entitled to vote generally in the election of directors, then, any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. For purposes of this Certificate of Incorporation, the "beneficial owner" of shares shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

     SECTION 7.4. VOTING RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                                  ARTICLE VIII

     SECTION 8.1. MEETINGS OF STOCKHOLDERS.


     (a) Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; PROVIDED, HOWEVER if at any time Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and their respective affiliates no longer are the beneficial owners, in the aggregate, of at least 50.1% in voting power of all shares entitled to vote generally in the election of directors, then any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders.

                  (b) Except as otherwise required by law and subject to the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of

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Directors or in the By-laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                                   ARTICLE IX

     SECTION 9.1. LIMITATION OF LIABILITY. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     SECTION 9.2. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS. The Corporation shall indemnify its directors, officers, employees and agents, or persons serving at the request of the Corporation as a director, officer, employee or agent of another legal entity, where such person is made party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serving such capacity in another legal entity at the request of the Corporation, in each case to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended.

     SECTION 9.3. ADJUSTMENTS; AMENDMENTS. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of this Article IX by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article IX at the time of such repeal or modification.

                                    ARTICLE X

     SECTION 10.1. AMENDMENT. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V, Article VII, Article VIII or Article X or to adopt any provision inconsistent therewith.

                                   ARTICLE XI

     SECTION 11.1. SEVERABILITY. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is

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not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

                                      * * *



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                  IN WITNESS WHEREOF, the undersigned has caused this
Certificate of Incorporation to be signed by Chinh E. Chu on November 3, 2004.

                                             CELANESE CORPORATION
                                             --------------------------------
                                             Name: Chinh E. Chu
                                             Title: Sole Incorporator